Grilled Cheese, Inc.

Financial Statements

Years Ended December 31, 2011 and 2010

Index

Certified Public Accountants | 280 Kenneth Drive, Suite 100 | Rochester, New York 14623 | 585.427.8900 | EFPRotenberg.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Grilled Cheese Truck, Inc.

We have audited the accompanying balance sheets of Grilled Cheese Truck, Inc. as of December 31, 2011 and 2010, and the related statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2011. Grilled Cheese Truck, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grilled Cheese Truck, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

August 8, 2012

1 of 12

Grilled Cheese, Inc.
Balance Sheets
As of December 31, 2011 and 2010

	2011	2010
ASSETS:
CURRENT ASSETS
Cash and equivalents	$67,777	$55,285
Accounts receivable, net of allowance for doubtful accounts of $6,291 and $3,982 as of December 31, 2011 and 2010, respectively.	1,847	3,418
Prepaid insurance	11,978	11,190
Other	161	-
Total Current Assets	81,763	69,893
Property and equipment, net of accumulated depreciation	36,712	29,760
Other assets	5,000	5,000
TOTAL ASSETS	$123,475	$104,653

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES
Accounts payable	$16,012	$18,098
Bank overdraft	6,211	-
Accrued salaries and wages	17,232	12,274
Deferred revenue	1,532	4,681
Sales taxes payable	11,645	22,574
Income taxes payable	560	260
Notes payable	9,576	6,984
Total Current Liabilities	62,768	64,871

Long-term note payable to shareholder	40,700	39,785
TOTAL LIABILITIES	103,468	104,656

SHAREHOLDERS' EQUITY
Common stock - no par value, 1,000 shares authorized, 200 shares issued and outstanding as of December 31, 2011 and 2010, respectively.	3,000	3,000
Additional paid in capital	17,966	17,966
Retained deficit	(959)	(20,969)
TOTAL SHAREHOLDERS' EQUITY	20,007	(3)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$123,475	$104,653

The accompanying notes are an integral part of these financial statements.

2 of 12

Grilled Cheese, Inc.
Statements of Income
For the Year Ended December 31, 2011 and 2010

	2011	2010
REVENUES:
Food and beverage sales	$1,422,064	$914,612

COST OF SALES:
Food and beverage	410,199	246,353
Food truck expenses	541,186	343,588
Commissary kitchen expenses	118,701	89,910
Total cost of sales	1,070,086	679,851

Operating margin	351,978	234,761

EXPENSES:
General and administrative	199,760	166,911
Executive compensation	130,476	50,558
Total expenses	330,236	217,469

Income from operations	21,742	17,292

Interest expense, net	1,432	92

Income before provision for income tax	20,310	17,200

Provision for income tax	300	260

Net income	$20,010	$16,940

Earnings per share - basic and diluted	$100.05	$84.70

Weighted average shares outstanding- basic and diluted	200	200

The accompanying notes are an integral part of these financial statements.

3 of 12

Grilled Cheese, Inc.
Statements of Changes in Equity
For the Year Ended December 31, 2011 and 2010

	Common Stock shares	Common Stock	Additional Paid In Capital	Retained (Deficit)	Total Equity
Balance December 31, 2009	200	$3,000	$61,517	$(37,909)	$26,608

Conversion of additional paid in capital to a note payable to shareholder			(43,551)		(43,551)

Net income				16,940	16,940

Balance December 31, 2010	200	3,000	17,966	(20,969)	(3)

Net income				20,010	20,010
Balance December 31, 2011	200	$3,000	$17,966	$(959)	$20,007

The accompanying notes are an integral part of these financial statements.

4 of 12

Grilled Cheese, Inc.
Statements of Cash Flows
For the Year Ended December 31, 2011 and 2010

	2011	2010
Cash Flow From Operating Activities:
Net income	$20,010	$16,939
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	6,161	2,265
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	1,571	(2,101)
(Increase) decrease in prepaid insurance	(788)	(11,190)
(Increase) decrease in other assets	(161)	500
Increase (decrease) in accounts payable	(2,085)	6,033
Increase in accrued salaries and wages	4,958	12,274
Increase in taxes payable	300	260
Increase (decrease) in deferred revenue	(3,149)	4,681
Increase (decrease) in sales tax payable	(10,928)	14,604
Increase in accrued interest	1,415	-
Net cash provided from operating activities	17,304	44,265

Cash Flows From Investing Activities:
Purchases of fixed assets	(13,115)	(27,086)
Net cash used by investing activities	(13,115)	(27,086)

Cash Flows From Financing Activities:
Increase in bank overdraft	6,211
Increase in notes payable	9,576	6,984
Repayment of notes payable	(6,984)	-
Loan from (repayment to) shareholder	(500)	(5,000)
Net cash provided by financing activities	8,303	1,984

Net Increase in cash	12,492	19,163
Cash at beginning of year	55,285	36,122
Cash at ending of year	$67,777	$55,285

Supplemental Discllosure of Cash Flow Information:
Cash paid during the year for:
Interest	$49	$9
Income taxes	$-	$-
Non-cash financing activity:
Conversion of owner contribution to shareholder note payable	$-	$43,551

The accompanying notes are an integral part of these financial statements.

5 of 12

The Grilled Cheese Truck, Inc.

Notes to Financial Statements

December 31, 2011 and 2010

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - The founders, inspired by a fun weekend activity, entered their unique Cheesy Mac and Rib Melt into Los Angeles' 7th Annual Grilled Cheese Invitational which prompted the idea behind The Grilled Cheese Truck. Experiencing the demand for grilled cheese sandwiches at this event, they decided to capitalize on the food truck phenomena occurring in Los Angeles and launched the Company in the 4th quarter 2009 with their first Grilled Cheese Truck.

The Company currently operates two Grilled Cheese Trucks, supported by a commissary kitchen in central Los Angeles. The trucks operate Tuesday through Saturday typically running two shifts. The trucks travel to locations that are predetermined based on a variety of factors including venues where other food trucks regularly gather, popular demand for given locations driven by requests from approximately 100,000 Grilled Cheese Truck followers (Facebook & Twitter), and catered private parties and special events.

The Grilled Cheese Truck menu, in addition to offering a classic grilled cheese sandwich and tomato soup, also offers a multitude of high quality meats, poultry, produce, breads and cheeses. This enables the consumer to create a unique grilled cheese sandwich that is made to order.

Brand awareness is promoted on social media and the internet and is a key component to the Company's marketing strategy. They are used on a daily basis to reach consumers and to determine high demand locations for truck stops.

Fiscal Year -The Company's fiscal year ends on December 31 each calendar year.

Cash and Cash Equivalents - Cash primarily consists of cash on hand and bank deposits. The Company currently has no cash equivalents which would consist of money market accounts and other highly liquid investments with an original maturity of three months or less when purchased.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of consolidated revenues and expenses during the reporting period. Actual results could differ from those estimates.

6 of 12

The Grilled Cheese Truck, Inc.

Notes to Financial Statements

December 31, 2011 and 2010

Accounts Receivable - Accounts receivable are generally unsecured. The majority of the Company's sales are in cash from Truck stop sales. Receivables relate to catering and special event sales. The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management's evaluation of collectability. Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Computers	4 Years
Vehicles	5 Years
Office Equipment	7 Years
Food Service Equipment	7 Years
Furniture and Fixtures	7 Years
Leasehold Improvements	7 Years

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the life of the lease or the estimated useful life of the assets. Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at December 31, 2011 or 2010.

7 of 12

The Grilled Cheese Truck, Inc.

Notes to Financial Statements

December 31, 2011 and 2010

Revenue Recognition -The Company's revenue is derived from two sources. The primary source is from truck stop sales and a lessor portion is from catering and event services. Truck stop sales are primarily received in cash and revenue for these sales, net of sales tax, is reported at that time. For 2011 and 2010, truck stop sales were $1,178,003 and $671,054 respectively.

For catering and special event services, customers must sign and deliver the Company's standard catering agreement with a minimum payment of 50% of the agreed upon price of the event. Customers will be invoiced for the remaining balance at this time. The remaining balance is due by credit card payment within 2 days of the event or cash on the day of the event. The initial 50% deposit is fully refundable until 14 days prior to the event, between 4 and 13 days, the deposit is non-refundable and if the customer cancels within 3 days of the event, 100% of the agreed-upon price of the event is due. Revenue is recognized, net of sales tax, at the time services are provided. For 2011 and 2010, catering and event sales were $244,061 and $243,558 respectively. For 2011 and 2010, deferred revenue was $1,532 and $4,681, respectively.

Advertising Costs - Advertising costs, which are included in general and administrative expenses in the accompanying Statements of Income, are expensed when incurred. These costs consist primarily of printing for signs, menus, and promotional items. Also included are costs of web based advertising. Total advertising expenses for 2011 and 2010 were $27,877 and $20,210, respectively.

8 of 12

The Grilled Cheese Truck, Inc.

Notes to Financial Statements

December 31, 2011 and 2010

Income Taxes - The Company, with the consent of its shareholders, has elected under the Internal Revenue Service Code to be a sub-chapter S corporation. In lieu of federal corporation income tax, the shareholders' of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal income tax has been included in the financial statements. The State of California has imposed a 1.5 percent corporate level tax on S corporations. The income tax provision in the accompanying financial statements includes state franchise taxes.

Sales Taxes - The Company's revenues in the statements of income are net of sales taxes.

Earnings Per Share - Basic and fully diluted earnings per share are computed using the weighted-average number of common shares outstanding. No potentially dilutive common shares were outstanding during the reporting period. Accordingly, the Company shows a single computation for earnings per share.

Recently Issued Accounting Standards -The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flows.

Subsequent Events - The Company evaluated subsequent events through August 8th, 2012, the date the financial statements were available to be issued.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2011 and 2010 consist of the following:

	2011	2010
Computers	$1,221	$1,221
Vehicles	3,600	-
Office Equipment	8,231	5,557
Food Service Equipment	19,338	13,297
Furniture and Fixtures	2,047	2,047
Leasehold Improvements	10,703	9,903
	45,140	32,025
Less accumulated depreciation and amortization	(8,428)	(2,265)
	$36,712	$29,760

9 of 12

The Grilled Cheese Truck, Inc.

Notes to Financial Statements

December 31, 2011 and 2010

Depreciation expense for the years ended December 31, 2011 and 2010 was $6,163 and $2,265, respectively.

NOTE 3 - NOTES PAYABLE

Notes payable at December 31, 2011 and 2010 consists of the following:

During 2011, the Company entered into an agreement to finance a portion of its annual general liability insurance policy. The liability carries a 5% interest rate and monthly payments of $1,086 through maturity in September 2012.

$ 9,576

During 2010, the Company entered into an agreement to finance a portion of its annual general liability and auto insurance policies. The liability carries a 17.6% interest rate and monthly payments of $1,057 through maturity in September 2011.

 $ 6,984

NOTE 4 - NOTE PAYABLE TO SHAREHOLDER

On December 31, 2010, the Company entered into an agreement with a shareholder to reimburse the shareholder for money that was lent to the Company from time to time for operating purposes. The terms of the note indicate a 0% interest rate, however, the Company has recognized that there is a cost of funds associated with this note and has recorded deferred interest at a rate of 3.25%. The note is due in full on the three (3) year anniversary of the note unless paid off earlier without penalty. The table below shows the amounts due at December 31, 2011 and 2010 respectively:

	2011	2010
Face amount of note	$43,051	$43,551
Less deferred interest	2,351	3,766
	$40,700	$39,785

10 of 12

The Grilled Cheese Truck, Inc.

Notes to Financial Statements

December 31, 2011 and 2010

Interest expense recorded on this note for the year ended December 31, 2011 $1,415.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Operating Leases

Commissary Kitchen - On July 1, 2010 the Company leased a facility in Los Angeles, California under an informal lease letter agreement directly with the Landlord. The rental terms of the lease are on a month to month basis.

Food Trucks - On October 21, 2009 the Company executed a Vehicle and Maintenance Agreement with a Los Angeles based mobile food truck vendor. The agreement provides for rental of one or more mobile food trucks on a month to month basis after an initial six minimum month term per truck where rent is payable daily upon return of the truck to the vendor's service and parking facility. Combined rental expense for kitchen facilities and food truck rental for the year ended December 31, 2011 and 2010 were $92,860 and $82,318, respectively.

NOTE 6 - SUBSEQUENT EVENTS

Memorandum of Understanding

On April 3rd, 2012 the Company has entered into a Memorandum of Understanding ("MOU") with TRIG Acquisition 1, Inc. TRIG Acquisition 1, Inc. is a reporting company under Section 12(g) of the Securities and Exchange Act of 1934, organized under the laws of the State of Nevada. Pursuant to the terms of the MOU, the Company and TRIG Acquisition 1, Inc. will merge on completion of a $2,000,000 private placement pursuant to an Alternative Public Offering ("APO"). Additional conditions include completion of due diligence, completion of an audit of the Company by an independent registered public accounting firm and the purchase of the minority shareholder's shares.

11 of 12

The Grilled Cheese Truck, Inc.

Notes to Financial Statements

December 31, 2011 and 2010

Stock Purchase Agreement

On July 20, 2012 one of the shareholders of the Company entered into a definitive binding Stock Purchase Agreement with TRIG Acquisition-1, Inc. to sell 98 shares representing 100% of the shareholders ownership in the Company. This purchase is contingent on the completion of a $2,000,000 private placement pursuant to an Alternative Public Offering ("APO") and other obligations defined in the agreement, including closing on or before September 30, 2012.

12 of 12

Grilled Cheese, Inc.

Financial Statements

For the Three and Nine Months Ended September 30, 2012

Grilled Cheese, Inc.

Balance Sheets

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS:
CURRENT ASSETS
Cash and equivalents	$77,191	$67,777
Accounts receivable, net of allowance for doubtful accounts of $6,650 and $6,291 as of September 30, 2012 and December 31, 2011, respectively.	13,748	1,847
Prepaid insurance	-	11,978
Other	53	161
Total Current Assets	90,992	81,763
Property and equipment, net of accumulated depreciation	29,523	36,712
Other assets	5,000	5,000
TOTAL ASSETS	$125,515	$123,475

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES
Accounts payable	$14,388	$16,012
Bank overdraft	-	6,211
Accrued salaries and wages	22,549	17,232
Deferred revenue	8,147	1,532
Sales taxes payable	13,470	11,645
Income taxes payable	460	560
Other accrued liabilities	7,166	-
Notes payable	2,155	9,576
Total Current Liabilities	68,335	62,768

Long-term note payable to shareholder	36,158	40,700
TOTAL LIABILITIES	104,493	103,468

SHAREHOLDERS' EQUITY
Common stock - no par value, 1,000 shares authorized, 200 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively.	3,000	3,000
Additional paid in capital	17,966	17,966
Retained earnings (deficit)	56	(959)
TOTAL SHAREHOLDERS' EQUITY	21,022	20,007
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$125,515	$123,475

1

Grilled Cheese, Inc.

Statements of Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES:
Food and beverage sales	$332,787	$380,517	$968,533	$1,099,337

COST OF SALES:
Food and beverage	89,918	118,648	263,733	318,773
Food truck expenses	108,701	122,660	321,826	350,182
Commissary kitchen expenses	12,002	16,246	41,621	45,732
Total cost of sales	210,621	257,554	627,180	714,687

Operating margin	122,166	122,963	341,353	384,650

EXPENSES:
General and administrative	81,985	89,494	246,447	259,050
Executive compensation	29,788	29,789	92,861	90,446
Total expenses	111,773	119,283	339,308	349,496
Income from operations	10,393	3,680	2,045	35,154

Interest expense, net	431	338	1,130	1,020

Income before provision
for income tax	9,962	3,342	915	34,134

Provision for income tax	-	-	(100)	-
Net income	$9,962	$3,342	$1,015	$34,134

Earnings per share - basic and diluted	$49.81	$16.71	$5.08	$170.67

Weighted average shares outstanding- basic and diluted	200	200	200	200

2

Grilled Cheese, Inc.

Statements of Changes in Equity

For the Nine Months Ended September 30, 2012

(Unaudited)

	Common		Additional
	Stock	Common	Paid In	Retained	Total
	shares	Stock	Capital	(Deficit)	Equity

Balance December 31, 2011	200	$3,000	$17,966	$(959)	$20,007

Net income				1,015	1,015

Balance September 30, 2012	200	$3,000	$17,966	$56	$21,022

3

Grilled Cheese, Inc.

Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash Flow From Operating Activities:
Net income	$1,015	$34,134
Adjustments to reconcile net income from
operations to net cash provided by operating activities:
Depreciation	4,549	4,622
Loss on sale of fixed asset	1,440	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(11,901)	(3,033)
Decrease in prepaid insurance	11,978	255
(Increase) decrease in other assets	108	(161)
(Decrease) in accounts payable	(1,624)	(4,028)
Increase in accrued salaries and wages	5,317	5,113
(Decrease) in taxes payable	(100)	-
Increase in deferred revenue	6,615	2,250
Increase (decrease) in sales tax payable	1,825	(10,324)
Increase in other liabilities	7,166	-
Increase in accrued interest	958	1,061
Net cash provided from operating activities	27,346	29,889

Cash Flows From Investing Activities:
Purchases of fixed assets	-	(13,115)
Proceeds from sale of fixed assets	1,200	-
Net cash provided (used) by investing activities	1,200	(13,115)

Cash Flows From Financing Activities:
Prepayment of bank overdraft	(6,211)	-
Repayment of notes payable	(7,421)	-
Repayment of loan to shareholder	(5,500)	-
Net cash used in financing activities	(19,132)	-
Net Increase in cash	9,414	16,774
Cash at beginning of year	67,777	55,285
Cash at ending of year	$77,191	$72,059

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$1,167	$1,070
Income taxes	$-	$-

4

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business – The founders, inspired by a fun weekend activity, entered their unique Cheesy Mac and Rib Melt into Los Angeles’ 7th Annual Grilled Cheese Invitational which prompted the idea behind The Grilled Cheese Truck. Experiencing the demand for grilled cheese sandwiches at this event, they decided to capitalize on the food truck phenomena occurring in Los Angeles and launched the Company in the 4th quarter 2009 with their first Grilled Cheese Truck.

The Company currently operates two Grilled Cheese Trucks, supported by a commissary kitchen in central Los Angeles. The trucks operate Tuesday through Saturday typically running two shifts. The trucks travel to locations that are pre-determined based on a variety of factors including venues where other food trucks regularly gather, popular demand for given locations driven by requests from approximately 100,000 Grilled Cheese Truck followers (Facebook & Twitter), and catered private parties and special events.

The Grilled Cheese Truck menu, in addition to offering a classic grilled cheese sandwich and tomato soup, also offers a multitude of high quality meats, poultry, produce, breads and cheeses. This enables the consumer to create a unique grilled cheese sandwich that is made to order.

Brand awareness is promoted on social media and the internet and is a key component to the Company’s marketing strategy. They are used on a daily basis to reach consumers and to determine high demand locations for truck stops.

Basis of presentation - The accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim financial statements be read in conjunction with the Company’s most recent audited financial statements and notes hereto as of December 31, 2011. Operating results for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012.

5

Fiscal Year – The Company’s fiscal year ends on December 31 each calendar year.

Cash and Cash Equivalents – Cash primarily consists of cash on hand and bank deposits. The Company currently has no cash equivalents which would consist of money market accounts and other highly liquid investments with an original maturity of three months or less when purchased.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of consolidated revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable – Accounts receivable are generally unsecured. The majority of the Company’s sales are in cash from Truck stop sales. Receivables relate to catering and special event sales.  The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management's evaluation of collectability.  Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed on the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Computers	4 Years
Vehicles	5 Years
Office Equipment	7 Years
Food Service Equipment	7 Years
Furniture and Fixtures	7 Years
Leasehold Improvements	7 Years

6

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the life of the lease or the estimated useful life of the assets. Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at September 30, 2012 or December 31, 2011.

Revenue Recognition – The Company’s revenue is derived from two sources. The primary source is from truck stop sales and a lessor portion is from catering and event services. Truck stop sales are primarily received in cash and revenue for these sales, net of sales tax, is reported at that time. For the nine months ended September, 30 2012 and 2011, truck stop sales were $733,183 and $931,901, respectively.

For catering and special event services, customers must sign and deliver the Company’s standard catering agreement with a minimum payment of 50% of the agreed upon price of the event. Customers will be invoiced for the remaining balance at this time. The remaining balance is due by credit card payment within 2 days of the event or cash on the day of the event. The initial 50% deposit is fully refundable until 14 days prior to the event, between 4 and 13 days, the deposit is non-refundable and if the customer cancels within 3 days of the event, 100% of the agreed-upon price of the event is due. Revenue is recognized, net of sales tax, at the time services are provided. For the nine months ended September 30, 2012 and 2011, catering and event sales were $235,351 and $167,436 respectively. As of September 30, 2012 and 2011, deferred revenue was $8,147 and $6,931 respectively.

7

Advertising Costs – Advertising costs, which are included in general and administrative expenses in the accompanying Statements of Income, are expensed when incurred. These costs consist primarily of printing for signs, menus, and promotional items. Also included are costs of web based advertising. Total advertising expenses for the nine months ended September 30, 2012 and 2011 were $8,194 and $18,781, respectively.

Income Taxes – The Company, with the consent of its shareholders, has elected under the Internal Revenue Service Code to be a sub-chapter S corporation. In lieu of federal corporation income tax, the shareholders' of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for federal income tax has been included in the financial statements. The State of California has imposed a 1.5 percent corporate level tax on S corporations. The income tax provision in the accompanying financial statements includes state franchise taxes.

Sales Taxes – The Company’s revenues in the statements of income are net of sales taxes.

Earnings Per Share – Basic and fully diluted earnings per share are computed using the weighted-average number of common shares outstanding. No potentially dilutive common shares were outstanding during the reporting period. Accordingly, the Company shows a single computation for earnings per share.

Recently Issued Accounting Standards – The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

Subsequent Events – The Company evaluated subsequent events through December 11, 2012, the date the financial statements were available to be issued.

8

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2012 and December 31, 2011 consist of the following:

	2012	2011
Computers	$1,221	$1,221
Vehicles	-	3,600
Office Equipment	8,231	8,231
Food Service Equipment	19,338	19,338
Furniture and Fixtures	2,047	2,047
Leasehold Improvements	10,703	10,703
	41,540	45,140

Less accumulated depreciation and amortization	(12,017)	(8,428)

	$29,523	$36,712

Depreciation expense for the nine months ended September 30, 2012 and 2011 was $4,549 and $4,622, respectively.

NOTE 3 – NOTES PAYABLE

During 2011, the Company entered into an agreement to finance a portion of its annual general liability insurance policy. The liability carries a 5% interest rate and monthly payments of $1,086 through maturity in September 2012. The note payable balance at September 30, 2012 and December 31, 2011 was $2,155 and $9,576, respectively.

NOTE 4 – NOTE PAYABLE TO SHAREHOLDER

On December 31, 2010, the Company entered into an agreement with a shareholder to reimburse the shareholder for money that was lent to the Company from time to time for operating purposes. The terms of the note indicate a 0% interest rate, however, the Company has recognized that there is a cost of funds associated with this note and has recorded deferred interest at a rate of 3.25%. The note is due in full on the three (3) year anniversary of the note unless paid off earlier without penalty. The table below shows the amounts due at September 30, 2012 and December 31, 2011, respectively:

	2012	2011
Face amount of note	$37,551	$43,051
Less deferred interest	1,393	2,351
	$36,158	$40,700

9

Interest expense recorded on this note for the nine months ended September 30, 2012 and 2011 was $958 and $1,062, respectively.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating Leases

Commissary Kitchen - On July 1, 2010 the Company leased a facility in Los Angeles, California under an informal lease letter agreement directly with the Landlord. The rental terms of the lease are on a month to month basis.

Food Trucks - On October 21, 2009 the Company executed a Vehicle and Maintenance Agreement with a Los Angeles based mobile food truck vendor. The agreement provides for rental of one or more mobile food trucks on a month to month basis after an initial six minimum month term per truck where rent is payable daily upon return of the truck to the vendor’s service and parking facility.

Combined rental expense for kitchen facilities and food truck rental for the nine months ended September 30, 2012 and 2011 were $43,250 and $48,660, respectively.

NOTE 6 – SUBSEQUENT EVENTS

On October 18, 2012 Trig Acquisition 1, Inc. (“Trig”) entered into a share exchange agreement with the Company. Pursuant to the terms of the Exchange Agreement, David Danhi, the majority shareholder transferred to the Company all of the shares of Grilled Cheese in exchange for the issuance of 4,275,000 shares of Trig’s common stock, par value $.001 per share and Michelle Grant, the minority shareholder, transferred all of the shares of Grilled Cheese held by the Minority Shareholder in exchange for $500,000 and 845,000 shares of Trig’s common stock.

On October 18, 2012, Trig completed an initial closing of a “best efforts” private offering of up to $5,000,000 of Units with a group of accredited investors for total gross proceeds to us of $1,050,000. Pursuant to a subscription agreement with the accredited investors, Trig issued units consisting of (i) 10% Convertible Senior Secured Notes and (ii) warrants to purchase shares of Trig common stock at an exercise price of $2.00 per share. Each Unit consists of a Note, in the principal face amount of $25,000, and Warrants to purchase 12,500 Shares.

On November 8, 2012, Trig completed a second closing of a “best efforts” private offering of up to $5,000,000 of Units with a group of accredited investors for total gross proceeds to us of $550,000. In the aggregate, the Company has sold 1,600,000 Units, for aggregate gross proceeds of $1,600,000.

10